UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150
Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 12, 2019, Ann C. Miller, 62, was appointed to the Board of Directors (the “Board”) of Puma Biotechnology, Inc. (the “Company”). Dr. Miller will serve on the Board for a term expiring at the 2020 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. In connection with her appointment to the Board, Dr. Miller was also appointed to the Commercial Committee of the Board.

Dr. Miller has served as a member of the Board of Directors of Inovio Pharmaceuticals, Inc. since March 2019. Prior to that, Dr. Miller worked at Sanofi S.A. from 2012 until her retirement in September 2018, serving as Vice President of Marketing and Vice President of Global Marketing, Oncology Division. From 2009 to 2011, Dr. Miller served as Senior Vice President of Pharmaceutical Services at Eisai Co., Ltd., leading its Primary Care and Specialty Business unit. Dr. Miller previously served in management roles in global marketing at Amgen Inc. and in positions of increasing responsibility at Merck & Co., Inc. over a period of 16 years. Dr. Miller received an M.D. from the Duke University School of Medicine and a B.A. in chemistry with honors from Duke University.

Dr. Miller will receive the standard fees paid by the Company to all of its non-employee directors under the Company’s non-employee director compensation program. At this time, the annual cash retainer is $50,000. The annual retainer is paid by the Company in four equal installments of $12,500 at the beginning of each calendar quarter. In addition, pursuant to the Company’s non-employee director compensation program, Dr. Miller received an option to purchase 125,306 shares of the Company’s common stock in connection with her appointment to the Board. The option has an exercise price of $8.45 per share and will vest with respect to one-third (1/3) of the shares subject thereto on the first anniversary of the applicable grant date, and with respect to an additional one-thirty sixth (1/36) of the shares subject thereto on each monthly anniversary thereafter, subject to continued service through the applicable vesting date.

In accordance with the Company’s customary practice, the Company is entering into an indemnification agreement with Dr. Miller, which will require the Company to indemnify her against certain liabilities that may arise as result of her status or service as a director.

There are no arrangements or understandings between Dr. Miller and any other person pursuant to which she was selected as a director, nor are there any transactions in which Dr. Miller has an interest that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: November 13, 2019	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President